QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BEAZER HOMES USA, INC.

BEAZER HOMES USA, INC, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: The name of the Corporation is Beazer Homes USA, Inc. The original Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed on November 24, 1993 with the Secretary of State of the State of Delaware and a Certificate of Amendment of the Certificate of Incorporation was filed on December 2, 1993.

        SECOND: This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation, as heretofore amended, by further amending certain provisions thereof, including, without limitation, to provide for an increase in the number of authorized shares of capital stock of the Corporation and to authorize a class of preferred stock.

        THIRD: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        FOURTH: The Certificate of Incorporation of the Corporation, as amended to this date, is hereby amended and restated in its entirety to read as follows:

          ARTICLE ONE. The name of this corporation shall be:

            BEAZER HOMES USA, INC.

          ARTICLE TWO. Its registered office in the State of Delaware is to be located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and its registered agent at such address is The Corporation Trust Company.

          ARTICLE THREE. The purpose or purposes of this corporation shall be:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          ARTICLE FOUR. The total number of shares of stock which this corporation is authorized to issue is:

              (i)  30,000,000 shares of Common Stock, par value $.01 per share; and

            (ii)  (a) 5,000,000 shares of Preferred Stock, par value $.01, which may be issued, from time to time, in one or more series, each of such series to have such full or limited voting powers or no voting powers, and such designations, priorities, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions with respect thereto as are stated and expressed herein, in any amendment or amendments to this Amended and Restated Certificate of Incorporation, or in any resolution or resolutions establishing such series as are adopted by the Board of Directors, as hereinafter provided, and as are acknowledged, filed and recorded in accordance with the laws of the State of Delaware and as are not inconsistent with this Article FOUR or any other provision of this Amended and Restated Certificate of Incorporation.

              (b)  Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article FOUR, to authorize the issuance of one or more series of

      Preferred Stock and, with respect to each such series, to fix by resolution or resolutions providing for the issuance of such series:

                (1)  the distinctive designation of such series and the number of shares which shall constitute such series;

                (2)  the cumulative or noncumulative nature of the dividend, if any, to be paid on the shares of such series;

                (3)  the dividend rate or rates to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, the date or dates from which such dividends, if declared, shall be payable, and whether arrearages on the payment of dividends will bear interest;

                (4)  whether any limitations or restrictions are to be imposed upon the declaration or payment of dividends on the Common Stock while any shares of such series of Preferred Stock are outstanding;

                (5)  whether or not the shares of such series shall be redeemable; the limitations and restrictions with respect to such redemptions (including whether or not the shares of such series shall be redeemable at the option of either the holder or this corporation or upon the happening of a specified event); the manner of selecting shares of such series for redemption if less than all the shares are to be redeemed; the amount, if any, in addition to any accrued dividends thereon which the holder of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates, may be subject to adjustment and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed; and whether or not the shares of such series, if redeemable, shall be redeemable for cash, property, rights or other assets, including securities of this corporation or of any other corporation;

                (6)  whether shares of such series shall rank senior to shares of the Common Stock with respect to the payment of dividends and the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of this corporation, and the amount which the holders of shares of such series may be entitled to receive in addition to any accumulated dividends upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of this corporation, which amount may vary depending upon whether such liquidation, dissolution or winding-up of the affairs is voluntary or involuntary and, if voluntary, may vary at different dates or otherwise;

                (7)  whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and if so, whether such purchase, retirement or sinking fund shall be cumulative or noncumulative, and the extent to and the manner in which such funds shall be applied to the purchase or redemption of the shares of such series for retirement or for other purposes and the terms and provisions relative to the operation of said fund or funds;

                (8)  whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes of capital stock, or of any other series of the same class of capital stock, and if so convertible or exchangeable, the price or prices or the rate or rates or the term or terms of conversion or exchange and the method, if any, of adjusting the same;

                (9)  the voting rights, if any, of such series, and whether such voting rights shall be contingent upon the happening of a specified event and whether such voting rights shall cease upon the happening of a specified event; and

              (10)  any other preferences, upon liquidation, dissolution, winding-up or otherwise and relative, participating, optional, or other special, rights, and qualifications, limitations, or restrictions thereof not inconsistent with this Article FOUR or any other provision of this Amended and Restated Certificate of Incorporation.

              (c)  The Board of Directors also shall have authority to change the designation of shares, or the relative rights, preferences and limitations of the shares of any theretofore established series of Preferred Stock, no share of which has been issued or is subject to any then outstanding warrant, right, call, option or similar right, and further, the Board of Directors shall have authority to increase or decrease the number of shares of any series previously determined by it (provided, however, that the number of shares of any such series shall not be decreased to a number less than that of the shares of that series then outstanding).

          ARTICLE FIVE. The name and address of the incorporator of this corporation is as follows:

        Stephen Trent
        Dorsey & Whitney
        350 Park Avenue
        New York, New York 10022

          ARTICLE SIX. The Board of Directors shall have the power to adopt, amend or repeal the by-laws of this corporation.

          ARTICLE SEVEN. No director shall be personally liable to this corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. NO amendment to or repeal of this Article SEVEN shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        IN WITNESS WHEREOF, I have signed this certificate on February 16, 1994 and I affirm the statements contained herein as true under penalties of perjury.

/s/ IAN J. MCCARTHY Ian J. McCarthy President and Chief Executive Officer
ATTEST:
/s/ JOHN SKELTON John Skelton Secretary

QuickLinks

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BEAZER HOMES USA, INC.